UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2014
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 31, 2014, Limelight Networks, Inc. (the “Company”) issued a press release announcing the appointment of Sajid Malhotra to the position of Senior Vice President, Strategy, Corporate Development and Investor Relations. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

         Prior to joining Limelight, Mr. Malhotra was an independent consultant focused on strategic and financial consulting, communication and value creation. Prior to that, he served as senior vice president of strategy, marketing and mergers and acquisitions for Convergys Corporation, a global leader in customer management services. Before joining Convergys, Mr. Malhotra held several senior executive positions with NCR Corporation and AT&T. He earned his bachelor’s degree in computer science and a master’s degree of business administration in finance from PACE University in New York.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Limelight Networks, Inc. dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
Date: March 31, 2014
By: /s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer & Secretary